Report of Independent Registered Public Accounting Firm



To the Board of Trustees of PowerShares Exchange-Traded Fund
Trust II and Shareholders of each of the eighty portfolios listed in Appendix A


In planning and performing our audits of the financial statements of each of the eighty portfolios listed in Appendix A (hereafter referred to as "Funds"), as of and for the period ended October 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2017.




This report is intended solely for the information and use of management and the Board of Trustees of PowerShares Exchange-Traded Fund Trust II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Chicago, IL
December 26, 2017

Appendix A

PowerShares DWA Momentum & Low Volatility Rotation Portfolio PowerShares DWA SmallCap Momentum Portfolio
PowerShares DWA Tactical Multi-Asset Income Portfolio
PowerShares DWA Tactical Sector Rotation Portfolio
PowerShares S&P SmallCap Consumer Discretionary Portfolio PowerShares S&P SmallCap Consumer Staples Portfolio
PowerShares S&P SmallCap Energy Portfolio
PowerShares S&P SmallCap Financials Portfolio
PowerShares S&P SmallCap Health Care Portfolio
PowerShares S&P SmallCap Industrials Portfolio
PowerShares S&P SmallCap Information Technology Portfolio PowerShares S&P SmallCap Materials Portfolio
PowerShares S&P SmallCap Utilities Portfolio
PowerShares Contrarian Opportunities Portfolio
PowerShares KBW Bank Portfolio
PowerShares KBW High Dividend Yield Financial Portfolio PowerShares KBW Premium Yield Equity REIT Portfolio
PowerShares KBW Property & Casualty Insurance Portfolio PowerShares KBW Regional Banking Portfolio
PowerShares Developed EuroPacific Currency Hedged Low Volatility
Portfolio
PowerShares DWA Developed Markets Momentum Portfolio
PowerShares DWA Emerging Markets Momentum Portfolio
PowerShares Emerging Markets Infrastructure Portfolio
PowerShares Europe Currency Hedged Low Volatility Portfolio PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
PowerShares FTSE RAFI Emerging Markets Portfolio
PowerShares Global Agriculture Portfolio
PowerShares Global Clean Energy Portfolio
PowerShares Global Gold and Precious Metals Portfolio
PowerShares Global Water Portfolio
PowerShares International BuyBack AchieversTM Portfolio PowerShares Japan Currency Hedged Low Volatility Portfolio PowerShares S&P International Developed Quality Portfolio PowerShares FTSE International Low Beta Equal Weight Portfolio PowerShares Russell 1000 Enhanced Equal Weight Portfolio PowerShares Russell 1000 Equal Weight Portfolio
PowerShares Russell 1000 Low Beta Equal Weight Portfolio PowerShares S&P 500 Enhanced Value Portfolio
PowerShares S&P 500(r) ex-Rate Sensitive Low Volatility Portfolio PowerShares S&P 500(r) High Beta Portfolio
PowerShares S&P 500(r) High Dividend Low Volatility Portfolio PowerShares S&P 500(r) Low Volatility Portfolio
PowerShares S&P 500 Minimum Variance Portfolio
PowerShares S&P 500 Momentum Portfolio
PowerShares S&P 500 Value with Momentum Portfolio
PowerShares S&P Emerging Markets Low Volatility Portfolio PowerShares S&P Emerging Markets Momentum Portfolio
PowerShares S&P International Developed High Dividend Low
Volatility Portfolio
PowerShares S&P International Developed Low Volatility Portfolio PowerShares S&P International Developed Momentum Portfolio PowerShares S&P MidCap Low Volatility Portfolio
PowerShares S&P SmallCap High Dividend Low Volatility Portfolio PowerShares S&P SmallCap Low Volatility Portfolio
PowerShares S&P SmallCap Quality Portfolio
PowerShares 1-30 Laddered Treasury Portfolio
PowerShares California AMT-Free Municipal Bond Portfolio PowerShares CEF Income Composite Portfolio
PowerShares Chinese Yuan Dim Sum Bond Portfolio
PowerShares Emerging Markets Sovereign Debt Portfolio
PowerShares Fundamental High Yield(r) Corporate Bond Portfolio PowerShares Fundamental Investment Grade Corporate Bond
Portfolio
PowerShares Global Short Term High Yield Bond Portfolio PowerShares International Corporate Bond Portfolio
PowerShares LadderRite 0-5 Year Corporate Bond Portfolio PowerShares National AMT-Free Municipal Bond Portfolio PowerShares New York AMT-Free Municipal Bond Portfolio PowerShares Preferred Portfolio
PowerShares Taxable Municipal Bond Portfolio
PowerShares Treasury Collateral Portfolio
PowerShares Variable Rate Preferred Portfolio
PowerShares VRDO Tax-Free Weekly Portfolio
PowerShares Senior Loan Portfolio
PowerShares PureBeta? 0-5 Yr US TIPS Portfolio
PowerShares PureBeta? FTSE Developed ex-North America Portfolio PowerShares PureBeta? FTSE Emerging Markets Portfolio
PowerShares PureBeta? MSCI USA Portfolio
PowerShares PureBeta? MSCI USA Small Cap Portfolio
PowerShares PureBeta? US Aggregate Bond Portfolio
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